UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 19, 2016

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of OGE Energy Corp. held on May 19, 2016, the shareholders:

•	Elected the 10 directors nominated by the Board of Directors;

•	Ratified the appointment of Ernst & Young LLP as the Company's principal independent accountants for 2016;

•	Approved, on an advisory basis, named executive officer compensation;

•	Did not approve the amendment of the Restated Certificate of Incorporation to eliminate supermajority voting provisions; and

•	Did not approve a shareholder proposal regarding distributed generation.

The proposal to amend the Company's Restated Certificate of Incorporation to eliminate supermajority voting provisions required the approval of not less than 80 percent of the outstanding shares of the Company's common stock. The proposal was not approved because it did not receive approval from 80 percent of our outstanding shares.

The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each of such matters, were as stated below.

Proposal No. 1:	Votes For		Votes Withheld	Broker Non-Votes
Election of Directors

Terms Expiring in 2017
Frank A. Bozich	135,220,381		1,620,862	33,065,130
James H. Brandi	133,712,779		3,128,464	33,065,130
Luke R. Corbett	133,922,649		2,918,594	33,065,130
John D. Groendyke	133,946,151		2,895,092	33,065,130
David L. Hauser	135,185,547		1,655,696	33,065,130
Kirk Humphreys	134,176,506		2,664,737	33,065,130
Robert O. Lorenz	134,645,617		2,195,626	33,065,130
Judy R. McReynolds	134,779,884		2,061,359	33,065,130
Sheila G. Talton	134,502,929		2,338,314	33,065,130
Sean Trauschke	130,721,282		6,119,961	33,065,130

Proposal No. 2:	Votes For		Votes Against	Abstentions
Ratification of the appointment of Ernst & Young LLP as the Company's principal independent accountants for 2016	167,705,852		1,359,526	840,995

Proposal No. 3:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote to approve named executive officer compensation	129,250,618	6,019,405	1,571,220	33,065,130

Proposal No. 4:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Amendment of the restated certificate of incorporation to eliminate supermajority voting provisions	132,262,578	3,388,080	1,190,585	33,065,130

Proposal No. 5:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shareholder proposal regarding distributed generation.	30,824,318	74,626,583	31,390,342	33,065,130

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

May 23, 2016